UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2024

Commission file number 001-39531

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076

(Address of Principal Executive Offices, Including Zip Code)

(443) 776-3133

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2024, Processa Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell and issue, in a registered public offering (the “Offering”), (i) 476,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “common stock”), (ii) warrants to purchase 1,555,555 shares of common stock (the “Common Warrants”) and (iii) pre-funded warrants to purchase up to 1,079,555 shares of common stock in lieu of shares of common stock (the “Pre-Funded Warrants”). The Common Warrants have an exercise price of $4.50, are immediately exercisable and will remain exercisable until the date that is five years after their original issuance. The Pre-Funded Warrants have an exercise price of $0.0001, are immediately exercisable and will remain exercisable until exercised in full. The Shares were offered at a combined public offering price of $4.50 per Share and accompanying Common Warrant and $4.4999 per Pre-Funded Warrant and accompanying Common Warrant.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the Company’s exclusive placement agent in the Offering. The Company has agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in the Offering. The Company has also agreed to reimburse the Placement Agent for certain of its Offering-related expenses, including reimbursement for non-accountable expenses, legal fees and other out-of-pocket expenses in the amount of up to $112,500, and for its clearing expenses in the amount of $15,950. In addition, the Company has agreed to issue the Placement Agent or its designees warrants to purchase up to 62,222 shares of common stock (equal to 4.0% of the aggregate number of Shares sold in the Offering, including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants) at an exercise price of $5.625, which represents 125% of the public offering price per share and accompanying Common Warrant (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable upon issuance and will expire three years from the closing of the Offering.

The Offering closed on January 30, 2024. The gross proceeds to the Company from the Offering were approximately $7.0 million, before deducting the Placement Agent fees and other Offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for general corporate purposes. The Securities Purchase Agreement provides that, subject to certain exceptions, until 90 days after the closing of the Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents.

The securities were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-276308) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective on January 26, 2024.

The foregoing summaries of the terms of the Securities Purchase Agreement, Common Warrants, Pre-Funded Warrants and Placement Agent Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 7.01 Regulation FD Disclosure.

On January 26, 2024 the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated January 26, 2024, by and between Processa Pharmaceuticals, Inc. and each of the Purchasers (as defined therein).
99.1	Press release by Processa Pharmaceuticals. dated January 26, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on January 30, 2024.

PROCESSA PHARMACEUTICALS, INC. Registrant

By:	/s/ George Ng
George Ng
Chief Executive Officer